Exhibit (h)(6)

Form of Indemnification Agreement

__________, 2007

Morgan Keegan & Company, Inc.

50 North Front Street

Memphis, TN 38103

Ladies and Gentlemen:

In connection with the engagement of Morgan Keegan & Company, Inc. (“Morgan Keegan”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Structuring Fee Agreement dated ______, 2007 between the Company and Morgan Keegan (the Agreement), in the event that Morgan Keegan becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold Morgan Keegan harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of Morgan Keegan. In addition, in the event that Morgan Keegan becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse Morgan Keegan for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Morgan Keegan in connection therewith. Promptly as reasonably practicable after receipt by Morgan Keegan of notice of the commencement of any Proceeding, Morgan Keegan will, if a claim in respect thereof is to be made against Morgan Keegan under this paragraph, notify the Company in writing of the commencement thereof; but failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Morgan Keegan and each person, if any, who controls Morgan Keegan within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Morgan Keegan; counsel to the Company, its directors and members and each person, if any, who controls the Company within the meaning of

Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expense of more than one counsel (in addition to any local counsel) separate from their own counsel for Morgan Keegan and each person, if any, who controls Morgan Keegan within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, and each of its directors and members and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and Morgan Keegan, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Keegan has been retained to perform services bears to the fees paid to Morgan Keegan under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Morgan Keegan is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Keegan pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Morgan Keegan, on the other hand. Notwithstanding the provisions of this paragraph, Morgan Keegan shall not be entitled to contribution from the Company if it is determined that Morgan Keegan was guilty of such fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Morgan Keegan is an actual or potential party to such Proceeding, without Morgan Keegan’s prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, Morgan Keegan shall include Morgan Keegan, any of its affiliates, each other person, if any, controlling Morgan Keegan or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company will not be liable to Morgan Keegan for any such losses, claims, damages, liabilities or expenses arising from the sale of securities by Dividend Capital Strategic Global Realty Fund to any person if a copy of a prospectus required to be delivered in connection with such sale which has been furnished to the underwriters of the offering of the securities (within a reasonable amount of time prior to such sale) shall not have been sent, mailed or given to such person, at or prior to the written confirmation of the sale of such securities to such person, but only if and to the extent that such prospectus, if so sent or delivered, would have cured the defect giving rise to, and been a complete defense against the person asserting, such loss, claim, damage or liability.

The Company agrees that neither Morgan Keegan nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of Morgan Keegan in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AN IN ACCORDANCE WITH THE AGREEMENT (“CLAIM’), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT AS SET FORTH BELOW. NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK WHICH SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MORGAN KEEGAN CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MORGAN KEEGAN OR ANY INDEMNIFIED PARTY. EACH OF MORGAN KEEGAN AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Morgan Keegan’s engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,
DIVIDEND CAPITAL INVESTMENTS LLC

By:

Name:

Title:

Accepted and agreed to as of

the date first above written:

MORGAN KEEGAN & COMPANY, INC.

By:

Name:

Title: